EXHIBIT 16

H A M, LANGSTON & BREZINA, L.L.P. Certified Public Accountants	11550 Fuqua, Suite 475 Houston, TX 77034 Bus.: 281/481-1040 Fax : 281/481-8485

September 20, 2006

United States Securities and Exchange Commission

Division of Corporate Finance

450 Fifth Street, N.W.

Washington, D.C. 20549

To Whom it May Concern:

We have read Item 4.01 of Form 8-K/A dated September 20, 2006, of North American Technologies Group, Inc. and are in agreement with the statements contained therein. We have no basis to either agree or disagree with other statements of the Registrant contained in the Form 8-K/A.

Very Truly Yours,

Ham, Langston & Brezina, L.L.P.